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                                                                       EXHIBIT 5

                          Morgan, Lewis & Bockius LLP
                                101 Park Avenue
                           New York, New York 10178


November 6, 1998



Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania  17011-2404

  Re: Registration Statement on Form S-4 relating to $200,000,000 in 6% Dealer remarketable securities/SM/ ("Drs./SM/") due 2013
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Ladies and Gentlemen:

     As special counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), we are rendering this opinion as to the legality of the $200,000,000 aggregate principal amount of the Company's 6% Dealer remarketable securities/SM/ (the "Drs./SM/") due October 1, 2013 to be registered pursuant to the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

     In connection herewith, we have examined originals or copies of (i) the Registration Statement, (ii) the Indenture, dated as of September 22, 1998 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), (iii) the Restated Certificate of Incorporation and By-laws of the Company, as amended to date, and (iv) records of certain corporate proceedings of the Company relating to, among other things, the Drs. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the
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Rite Aid Corporation
November 6, 1998
Page 2


conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

     In rendering the opinion set forth below, we have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective,
(ii) all Drs. will have been issued in compliance with applicable federal and state securities laws, (iii) the Trustee is validly existing with all requisite power and authority to enter into the Indenture and perform its obligations thereunder, (iv) the Indenture has been duly executed and delivered by the Trustee and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (v) the Drs. will have been duly executed and authenticated by the Trustee, and issued and delivered against receipt of the consideration therefor approved by the Company, in each case as provided in the Indenture.

     Based upon and subject to the foregoing, we are of the opinion that the Drs., when so issued and delivered, will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Our opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the use of our name in the Registration Statement, in the related prospectus as the same appears under the caption "Legal Matters" and in any supplement to such prospectus, and to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Morgan, Lewis & Bockius LLP